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                                                                     Exhibit 5.1

[LOGO OF MILES & STOCKBRIDGE, P.C. APPEARS HERE]

Morris F. DeFeo, Jr.
703-610-8680
mdefeo@milesstockbridge.com

January 21, 2004

QuadraMed Corporation
12110 Sunset Hills Road, Suite 600
Reston, VA 20190

Re:  QuadraMed Corporation - Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to QuadraMed Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company, on the date hereof, of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 11,586,438 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), and an aggregate of $72,293,780 of the Company's 10% Senior Secured Notes due 2008 (the "Notes"). The Shares include shares issuable upon the exercise of warrants to purchase 11,303,842 shares of the Company's Common Stock ("Warrants") and 282,596 shares from Warrants previously exercised.

     We have examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, certificates, agreements, and documents of the Company, and have made such investigation of law and have discussed with officers and representatives of the Company as to certain factual matters, as we have deemed necessary or appropriate for the purpose of this opinion. Based on that examination and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares and Notes have been duly authorized and, in the case of Shares issuable upon the exercise of previously unexercised Warrants, when issued in the manner described in the Registration Statement and pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

     In giving our opinion, we have assumed that, prior to the issuance of any of the Shares, the Company will have a sufficient number of shares of authorized but unissued Common Stock.

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Page 2

     In giving the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed or relied on by us had full legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

     We express no opinion as to the laws of any state or jurisdiction other than, and our opinion herein is limited to, the General Corporation Law of the State of Delaware, as applied by the courts located in Delaware. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading of "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                               Very truly yours,

                                               MILES & STOCKBRIDGE, P.C.

                                               /s/ Morris F. DeFeo, Jr.
                                               --------------------------------
                                               Morris F. DeFeo, Jr., Principal